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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 5, 1995, included in Youth Services International, Inc.'s Form 10-KSB for the year ended June 30, 1995, as filed with the Commission on September 28, 1995, and to all references to our Firm included in this registration statement.


/s/Arthur Andersen, LLP


Baltimore, Maryland
June 28, 1996